ASSIGNMENT
                              OF
                AGREEMENT OF PURCHASE AND SALE

      THIS ASSIGNMENT made and entered into this 21st day of December, 2005, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI Income & Growth Fund 25 LLC, a Delaware limited liability company, and AEI Fund Management XVII, Inc., a Minnesota corporation.

     WITNESSETH, that:

      WHEREAS, on the 16th day of December, 2005, Assignor entered into a Agreement of Purchase and Sale (referred to as the "Agreement") for that certain property located at 6959 E. 21st N. Street, Wichita, Kansas (the "Property") with Silver Capital Net Lease Fund I, LLC, a Virginia limited liability company, as Seller; and

      WHEREAS, Assignor desires to assign to AEI Income & Growth Fund 25 LLC, an undivided sixty percent (60.0%) interest as a tenant in common, and AEI Fund Management XVII, Inc., an undivided forty percent (40.0%) interest as a tenant in common, (together referred to as the "Assignee") all of Assignor's rights, title and interest in, to and under the Agreement regarding the Property and Assignee desires to assume all of Assignor's rights, title and interest in, to and under the Agreement regarding the Property as hereinafter provided

     NOW, THEREFORE, for One Dollar ($1.00) and other good and
valuable   consideration,   receipt   of   which   is   hereby
acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Agreement to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement.

All other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect.

ASSIGNOR:

AEI FUND MANAGEMENT, INC.,
a Minnesota corporation

By:   /s/ Robert P Johnson
          Robert P. Johnson, its President


ASSIGNEE:

AEI INCOME & GROWTH FUND 25 LLC,
a Delaware limited liability company

By:  AEI Fund Management XXI, Inc.,
     a Minnesota corporation, its Managing Member


By:  /s/ Robert P Johnson
         Robert P. Johnson, its President

AEI FUND MANAGEMENT XVII, INC.,
a Minnesota corporation


By:  /s/ Robert P Johnson
         Robert P. Johnson, its President




                AGREEMENT OF PURCHASE AND SALE


      THIS AGREEMENT ("Agreement"), dated as of the 16 day of December, 2005, by and between SILVER CAPITAL NET LEASE FUND I, LLC, a Virginia limited liability company ("Seller") and AEI FUND MANAGEMENT, INC., a Minnesota corporation, or its assigns ("Purchaser"), recites and provides:

                           RECITALS

      Seller is the owner of a parcel of real property, with improvements thereon known generally as 6959 East 21st Street, Wichita, Kansas, currently leased for use as a Gart Bros. Sporting Goods Company store, such property being more particularly described on Exhibit "A" attached hereto (collectively, the "Property").

      Seller wishes to sell and Purchaser wishes to purchase the Property on the terms and conditions set forth herein.

                           AGREEMENT

     NOW, THEREFORE, in consideration of their mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

      1.    Recitals.   The  recitals above  are  incorporated
herein by this reference as matters of contract, and not mere recital.

     2. Contract. This Agreement shall constitute a binding contract for the purchase and sale of the Property, on the terms and conditions set forth herein.

      3. Property. The Property includes all of Seller's right, title and interest in and to all buildings and other improvements on or within the Property and all appurtenances thereto, including easements and covenants and Seller's right, title and interest in and to the lease of the Property (together with all rents, charges and other matters arising or otherwise accruing thereunder) (the "Lease").

      4. Deposit. Upon execution hereof, Purchaser shall deposit the sum of $50,000 as a "Deposit", which will be held by First American Title Insurance Company, of Minneapolis, Minnesota, as the "Escrow Agent" in escrow pending "Settlement". If this Agreement is timely terminated pursuant to any right contained herein, the Deposit shall be returned to Purchaser. The Deposit shall be applied to the Purchase Price at Settlement or shall be paid to Purchaser or Seller in accordance with the provisions of Section 6 and/or 16 below.

      5.    Purchase Price.  The purchase price (the "Purchase
Price")  for  the Property shall be Five Million Five  Hundred
Thousand Dollars ($5,500,000.00). The Purchase Price shall be payable all in cash at settlement by wire transfer.

     6.   Feasibility.

           (a) During the fifteen (15) business day period following the latest of the dates on which Purchaser and Seller have both executed this Agreement (the "Feasibility Period"), Purchaser, its agents, employees and contractors shall have the right to enter the Property for the purpose of inspecting improvements, making surveys, updating the due diligence materials previously delivered to Purchaser pursuant to Section 6(b) below and performing other tests studies and examinations as Purchaser in its sole discretion desires.. If Purchaser, in its sole discretion, is not satisfied with the results of any updated tests including any materially adverse facts or conditions not shown in the Due Diligence Materials (defined below) which may be revealed by an updated Phase I Environmental report, survey or title examination, Purchaser shall have the right, upon written notice to Seller given prior to expiration of the Feasibility Period, to terminate this Agreement, in which event the Deposit shall be returned to Purchaser.

            (b) Purchaser acknowledges that Seller has delivered to Purchaser the materials listed on Exhibit B (the "Due Diligence Materials"), and that all matters disclosed by such deliveries are acceptable to Purchaser and shall not be the basis for any objection hereunder. The matters of title and survey reflected in the materials already delivered to Purchaser are "Permitted Exceptions" deemed acceptable to Purchaser. Seller shall promptly deliver to Purchaser such other due diligence materials in Seller's possession as Purchaser may specifically identify in writing, excluding any materials of a proprietary nature, not relating to the condition or performance of the Property or the tenant. All due diligence updates shall be at Purchaser's sole expense.

           (c) If notice of termination is not given prior to expiration of the Feasibility Period, all such matters shall be deemed acceptable and all such conditions satisfied and/or waived and the termination right under Section 6(a) shall be extinguished.

           (d) Purchaser agrees to repair any damage caused directly by exercise of the right of access granted to Purchaser in this paragraph, and to indemnify and hold the Seller harmless from any and all losses actually incurred as a direct result of the exercise of such right of access, other than as a result of the Seller's negligence or willful misconduct. Seller will cooperate and assist Purchaser's access to the buildings.

      7.    Conditions Precedent to Obligation  of  Purchaser.
This  Agreement  and all of Purchaser's obligations  hereunder
are   further   subject  to  satisfaction  of  the   following
conditions on or before Settlement:

           (a) Seller's Representations and Deliveries. All representations and warranties of Seller made herein shall be true and correct in all material respects as of the date of Settlement and Seller shall have taken all action and delivered all documents and materials required by this Agreement.

           (b) No Litigation. As of Settlement, there shall be no litigation, proceeding or investigations pending, or to the knowledge of Purchaser or Seller threatened, which might prevent or adversely affect the use of the Property, or which questions the validity of any action taken or to be taken by Seller hereunder.

           (c) Lease. Purchaser shall have received an Estoppel Certificate from the tenant under the Lease, such Estoppel Certificate to be in the form specified by the Lease, confirming that the Lease is in full force and effect, that there are no modifications or amendments, other than those provided to Purchaser, the amount of rent and any security deposit, that amounts due under the Lease are current and not prepaid and that Seller is not in default under the Lease. Purchaser must determine during the Feasibility Period if this form of Estoppel is satisfactory to Purchaser.

      In  the  event  any of the foregoing conditions  is  not
satisfied on the date of Settlement, then Purchaser, at its sole option, shall either: (i) waive such condition in writing and proceed to consummate Settlement; or (ii) terminate this Agreement by written notice to Seller, whereupon the Deposit shall be promptly repaid to Purchaser, subject to Purchaser's right to exercise its remedies hereunder in the event of a Seller default. Failure to select one of the foregoing on the date of Settlement shall constitute Purchaser's election not to terminate this Agreement and shall constitute waiver of all such conditions.

     8.   Settlement.

          (a) Time and Place. Unless this Agreement has been terminated as provided above, Seller and Purchaser shall make settlement on the sale and purchase of the Property in accordance with the terms hereof ("Settlement") on the date which is ten (10) business days after the expiration of the Feasibility Period (the "Settlement Date"), time being of the essence. Settlement shall take place at the offices of the Escrow Agent, or as mutually agreed by the parties.

           (b) Purchaser's Deliveries. At Settlement, the Purchaser shall pay the purchase price to Seller and shall execute and deliver an instrument providing for Purchaser's assumption of the Lease and Purchaser's indemnity of Seller with respect to all matters occurring under the Lease or with respect to the Property from and after the date of Settlement.

           (c) Seller's Deliveries. Seller shall deliver the following to Purchaser: (i) the Deed (as defined in paragraph
10); (ii) an affidavit as to mechanics' liens and parties in possession in customary form as reasonably required to cause owner's title policy to be issued without exception for Mechanics Liens or parties in possession (other than the Lease); (iii) a Certificate of Non-Foreign Status as required by Section 1445 of the Internal Revenue Code of 1986 and any other certificates required by any governmental authority or agency; (iv) an assignment of all of Seller's right, title and interest in the Lease; (v) an assignment of all of Seller's right, title and interest in and to any warranties applicable to the Property, to the extent any are in effect and assignable; and (vi) a written notice from Seller to the tenant stating that the Property has been sold to Purchaser and directing tenant to regard Purchaser as its Landlord and make rental payments payable to Purchaser at the address specified by Purchaser and set forth in such notice.

           (d) Costs. The Seller shall pay the costs of preparing the Deed, the title insurance company's reasonable escrow settlement charges and any state transfer taxes, stamps and similar recording charges on the Deed. The Purchaser shall pay for the examination of title to the Property, premiums charged by the title insurance company, and the cost of any updated survey, environmental report and other feasibility studies. Each party shall pay its own legal, accounting and other expenses incurred in connection with this Agreement or Settlement hereunder. It is the intent of the parties that Seller shall be entitled to all income for the period of time up to but not including the date of Settlement, and Purchaser shall be entitled to all income and shall be responsible for all expenses for the period of time from, after and including the date of Settlement. Such adjustments shall be shown on the Settlement Statement (with such supporting documentation as the parties hereto may require). Without limiting the generality of the foregoing, the items of income and expense allocated at Settlement shall include rent, maintenance charges, any other additional rent, real and personal property taxes, amounts due under contracts assigned to and assumed by Purchaser, if any, and utility charges, except for costs which the tenants under the Lease are responsible for, which shall not be prorated. In addition, any security deposit under the Lease shall be assigned and delivered to Purchaser at Settlement. For purposes of this Section, Settlement shall not be deemed to have occurred unless and until Seller's proceeds are received by Seller prior to 2:00 p.m. E.S.T. on such date. Settlement and any prorations shall be computed as of the following day in the event Seller's proceeds cannot be delivered by 2:00 p.m. EST on the date specified for Settlement.

           (e)  Possession.  Subject only to the rights of the
tenant  under the Lease, possession of the Property  shall  be
delivered  to  Purchaser  immediately  upon  consummation   of
Settlement.

          (f) Closing Documents. All closing documents to be executed and delivered by the parties pursuant hereto shall be in form, execution and substance as required herein.

     9. Title and Survey Objections. The Purchaser shall have until expiration of the Feasibility Period to report to Seller in writing any survey or title defects or other objections regarding the Property that are disclosed by Purchaser's examinations, other than the Permitted Exceptions (as to which Purchaser has waived any objection), which, in Purchaser's sole discretion, materially adversely affect use of the
Property as currently operated or make the title to the Property uninsurable or which impose restrictions on future use of the Property which are not acceptable to Purchaser. Seller shall have the right, but not the duty to cure any such title objections reported by Purchaser. If the Seller is unable or unwilling to cure objections to the Purchaser's
satisfaction   prior   to  Settlement  then,   notwithstanding
anything herein to the contrary, the Purchaser shall, at its option, either (i) terminate this Agreement, in which event the Deposit shall be refunded; or (ii) waive such defects and proceed to Settlement, with no reduction in the Purchase Price; provided, however, that all mortgages, deeds of trusts and other monetary liens may be paid at Settlement, and the parties hereby authorize application of the Purchase Price proceeds to effect the same. If any additional matters of record are created after the date of the examination of title contemplated hereby, and prior to Settlement, Purchaser shall have the right to further delay Settlement a reasonable time to permit Seller to complete curative action. Any matters of title or survey not timely objected to by Purchaser or which are reported but not cured by Settlement shall be deemed waived.

      10. The Deed. At the time specified in Paragraph 8 above for Settlement the Seller shall deliver to Purchaser a Special Warranty Deed (the "Deed") conveying fee simple title to the Property, described according to the applicable legal description attached hereto as Exhibit A, subject to all liens, encumbrances, conditions, restrictions and other matters of record, unless otherwise agreed in writing.

      11. Risk of Loss. The risk of loss or damage to the Property by fire or other casualty prior to Settlement thereon shall be on the Seller. If such loss or damage is substantial, materially and adversely affects the Purchaser's intended use and enjoyment of the Property as of Settlement or gives rise to the right of the tenant to terminate the Lease as a result of such casualty, the Purchaser shall have the option to (i) terminate this Agreement and have the Deposit refunded, in which event the parties hereto shall have no further obligations or liabilities to one another hereunder; or (ii) proceed to Settlement with an assignment of any right of Seller in and to the proceeds of insurance.

     12. Condemnation. If all or any portion of the Property is subject to actual or threatened taking pursuant to the power of eminent domain prior to Settlement, the Purchaser shall be entitled to elect either to (a) terminate this Agreement and have the Deposit refunded in which event the parties shall have no further obligations hereunder, or (b) proceed to Settlement, in which event, at Purchaser's Option all proceeds, awards and other payments arising from any such taking or sale shall be assigned and paid to the Purchaser.

     13.  Covenants.

           (a)   Seller's  Covenants.   Seller  covenants  and
agrees with Purchaser that, prior to Settlement:

               (i) Seller, as Landlord, shall not violate the provisions of the Lease and shall use reasonable efforts to cause tenant to fully comply with the terms and provisions of the Lease.

                (ii) Seller shall continue to maintain all of Seller's existing insurance policies relating to the Property, or any part thereof, if any, in full force and effect until the Settlement has occurred, and shall cause tenant to maintain all of tenant's policies relating to the Property as required under the Lease.

               (iii) Seller shall provide Purchaser with a copy of any written notice hereafter received by Seller relating to any violations or alleged violations of any federal, state or municipal laws, ordinances, rules and regulations affecting the Property, or any pending or threatened actions, proceedings or claims affecting the Property.

                (iv) From and after the date hereof, Seller shall not (A) make or authorize to be made any alterations to the Property, (B) enter into any agreements, leases or undertakings with respect to the Property or any part thereof,
(C) submit or file any applications with governmental authorities to change the zoning of the Property, or (D) record or consent to the recordation of any liens, mortgages, or encumbrances of any kind affecting the Property, except as would be discharged at Settlement, without the prior written consent of Purchaser.

      14.  Representations and Warranties of the Seller.   The
Seller represents and warrants as of the date hereof that to the best of its actual knowledge without investigation:

          (a)  Repairs.  No governmental agency has served any
written   notice   on  the  Seller  regarding   any   repairs,
alterations or corrections of any existing condition on the Property.

            (b)    Condemnation.   There  is  no  pending   or
threatened proceedings for condemnation or the exercise of the right of eminent domain as to any part of the Property or for the limiting or denying of any right of access thereto.

           (c) Authorization and Execution. This Agreement has been duly authorized by all necessary action on the part of the Seller and has been duly executed and delivered by the Seller. Seller shall deliver to Purchaser, prior to Settlement, all organizational documents, resolutions, certificates and other materials reasonably required by Purchaser to confirm the foregoing.

           (d) Hazardous Materials. No hazardous materials, as hereinafter defined, are located on or about the Property nor has Seller used the Property for the storage, manufacture or disposal of hazardous materials. For the purposes of this Agreement, "hazardous materials" shall mean any "hazardous substance", "hazardous waste" and "hazardous material", as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1984, 42 U.S.C. Section 9601 et. seq., as amended, the Resource Conservation and Recovery Act of 1976, as amended, and the Hazardous and Solid Waste Amendment of 1984, as amended, the regulations adopted pursuant thereto and any other federal, state and local law, statute or ordinance or any court or administrative decree or any private agreement with any governmental authority pertaining to hazardous or toxic materials, substances, pollutants, contaminants or waste to Seller's knowledge.

           (e) Leases. There are no leases, tenancies, licenses or other rights of occupancy or use for any portion of the Property other than the Lease, the Permitted Exceptions and title matters of record. Neither tenant nor Seller is in default in performing its obligations under the Lease.

           (f) Seller has not entered into any agreements affecting the Property other than the Lease and other matters that would be revealed by inquiry and proper search of the land records and/or zoning and planning records in the local jurisdiction.

     Except for the foregoing representations, Seller makes no representations or warranties with respect to the Property and Purchaser acknowledges and agrees that the Property is being sold "AS IS, WHERE IS" and that Purchaser is relying on its own inspections, consultants and inquiries with respect to the Property, the Lease and all related matters. The "best of Seller's knowledge" as used herein shall be deemed to mean the actual knowledge, without investigation, of Marvin Bolinger and Dennis Weiss.

      15.   Representations and Warranties of  the  Purchaser.
The Purchaser represents and warrants as of the date hereof and shall be deemed to represent and warrant as of Settlement that:

           (a) Organization Purchaser is a corporation duly organized and in good standing under the laws of Minnesota, and has qualified (or will be qualified) to do business in all jurisdictions in which such qualification is necessary to consummate the transactions described herein.

           (b) Authorization and Execution. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary action, if any, as applicable, and has been duly executed and delivered by the Purchaser. This Agreement is enforceable against Purchaser in accordance with its terms and does not conflict with any indenture, operating agreement, bylaw, or any other agreement to which Purchaser is bound. The individual signing on behalf of Purchaser is authorized to act for and on behalf of and to bind Purchaser in connection with this Agreement.

           (c) Agreements. There is no agreement to which Purchaser is a party or, to Purchaser's knowledge, is binding on Purchaser, which adversely affects Purchaser's ability to perform its obligations under this Agreement.

      16. Default. In the event of a default by Purchaser, Seller's sole and exclusive remedy, in lieu of all other remedies, shall be to retain the Deposit as liquidated damages, and Seller hereby specifically waives the right to seek specific performance of this Agreement by Purchaser. If Seller defaults hereunder, Purchaser may terminate this Agreement, in which event the Deposit shall be promptly refunded to Purchaser or Purchaser may seek specific performance of this Agreement as its sole remedy at law or in equity.

     17. Agents and Brokers. Each party hereunder represents and warrants that it did not consult or deal with any broker or agent, real estate or otherwise, with regard to this Agreement or the transactions contemplated hereby. Each party hereto agrees to indemnify and hold harmless the other party from all liability, expense, loss, cost or damage, including reasonable attorneys' fees, that may arise by reason of any claim, demand or suit of any agent or broker arising out of facts constituting a breach of the foregoing representations and warranties.

      18. Notices. Any notice, request or demand required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed sufficiently given if delivered by hand by messenger at the address of the intended recipient, sent prepaid by Federal Express (or a comparable guaranteed overnight delivery service), or deposited in the United States first class mail (registered or certified, postage prepaid, with return receipt requested), addressed as follows:

     For the Purchaser:  c/o George Rerat
                         Managing Director of Acquisitions
                         1300 Wells Fargo Place
                         30th Seventh Street East
                         St. Paul, MN  55101
                         Phone No.:  (651) 227-7333
                         Fax No.:  (651) 227-7705
                         Email:  grerat@aeifunds.com

     with a copy to:     Thomas M. Hart, Esq.
                         Winthrop & Weinstine, P.A.
                         Suite 3500, 225 South Sixth Street
                         Minneapolis, MN 55402-4629
                         Phone No.: 612-604-6624
                         Fax: 612-604-6800
                         Email:  THart@winthrop.com

     For the Seller:     Silver Capital
                         Attn:  Larry D. Silver
                         1001 East Telecom Drive
                         Boca Raton, FL  33431
                         Phone No.:  (561) 981-5252
                         Fax No.:  (561) 997-1094

     with a  copy to:    Denny Weiss
                         Executive Vice President
                         Silver Capital
                         1001 East Telecom Drive
                         Boca Raton, FL  33431
                         Phone No.:  (561)-981-5252
                         Fax No.:  (561) 997-1094
                         Email:  dweiss@silverco.com

     with a copy to:     John W. Steele, Esq.
                         Hirschler Fleischer
                         Federal Reserve Bank Building
                         701 E. Byrd Street, Floor 16
                         Richmond, VA  23219
                         Phone No.:  (804) 771-9565
                         Fax No.:  (804) 644-0957
                         Email:  jsteele@hf-law.com


Notice may also be given by facsimile transmission, provided notice is also sent subsequently by one of the methods specified above. Notice shall be deemed given on the date of the receipt if delivered by hand or mail, one day after posting with FedEx or other comparable carrier or upon confirmed facsimile transmission to the party named therein at the applicable fax number above.

      19. Applicable Law. This Agreement shall be construed, performed and enforced in accordance with the laws of the State of Kansas.

      20. Entire Agreement; Modification. This Agreement contains the entire agreement between the parties hereto relating to the Property and supersedes all prior and contemporaneous negotiations, understandings and agreements, written or oral, between the parties hereto. This Agreement shall not be amended or modified and no waiver of any provision hereof shall be effective unless set forth in a written instrument executed with the same formality as this Agreement.

      21. Survival. The provisions of this Agreement shall not survive Settlement hereunder and shall be deemed merged into the deed at Settlement.

       22. Time of the Essence. The parties expressly acknowledge and agree that TIME IS OF THE ESSENCE with respect to each and every provision of this Agreement; provided, however, that if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States, then such time period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

      23. Severability. In the event any one or more of the provisions contained in this Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein.

      24.   Captions.   Any  paragraph  headings  or  captions
contained in this Agreement shall be for convenience of reference only and shall not affect the construction or interpretation of any provision of this Agreement.

      25. Counterparts. Upon written notice to Seller, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

      26. Tax-Free Exchange. The parties acknowledges that Purchaser and/or Seller may wish to close this transaction as part of a tax-free exchange. The parties shall cooperate with the other and take any reasonable actions necessary, including the execution of appropriate documents, to assist the other so to acquire or sell the Property as part of a 1031 deferred exchange provided that: (a) neither party shall not be required to incur any liability or expense in connection with the others exchange; and (b) the exchange does not delay Settlement.

      27. Assignment. This Agreement shall not be assignable by Purchaser without Seller's prior written consent, which consent shall not be unreasonably withheld or delayed. Provided, however, if Purchaser shall remain primarily liable hereunder, the Purchaser may assign, with written notice to the Seller, all or a portion of its interest herein to an affiliate of Purchaser. No assignment by Purchaser shall relieve him of his obligations and liabilities hereunder.





                  [SIGNATURE PAGE TO FOLLOW.]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name pursuant to due authority as of the dates set forth below.


     PURCHASER:          AEI FUND MANAGEMENT, INC.,
                         a Minnesota corporation


                         By:/s/ Patrick Keene
                         Name:  Patrick Keene
                         Title: Secretary Treasurer
                         Date:  12/14/05


     SELLER:             SILVER CAPITAL NET LEASE FUND I, LLC, a
                         Virginia limited liability company

                         BY:  SILVER CAPITAL MANAGER, LLC, a
                              Virginia limited liability
                              company, Its Manager

                              By:  /s/ Larry D Silver
                              Its:     Larry D. Silver
                                       President/CEO
                              Date:    12/16/05





                            EXHIBIT A

                       (Legal Description)



Parcel 1:

Lot 2, Block 1, Sports & Recreation Addition to Wichita, Sedgwick
County, Kansas, more specifically described as follows:

Beginning at the Northeast corner of Lot 2, Block 1, Sports & Recreation Addition to Wichita, Sedgwick County, Kansas; thence, South 0 degrees 00'00" East a distance of 500.00 feet to the Southeast corner of said Lot 2; thence North 90 degrees 00'00" West a distance of 490.90 feet to the Southwest corner of said Lot 2; thence North 0 degrees 00'00" East a distance of 500.00 feet to the Northwest corner of said Lot 2; thence, North 90 degrees 00'00" East a distance of 490.90 feet to the point of beginning.

Parcel 2:

A non-exclusive easement for the benefit of Parcel 1 as created by the instrument dated October 10, 1994 and recorded November 17, 1994, on Film 1489, Page 1020, for the purpose of joint ingress and egress over and across the north 75 feet of the east 25 feet of Lot 1, Block 1, Sports & Recreation Addition to Wichita, Sedgwick County, Kansas.

Parcel 3:

A non-exclusive easement for the benefit of Parcel 1 as created by the instrument dated November 6, 1996 and recorded November 8, 1996, on Film 1652, Page 1358, for the purpose of vehicular (and pedestrian) ingress, egress, passage and delivery and installation, construction, repair and maintenance of utilities over, under, and across the following described premises:
Commencing at the Northeast corner of Lot 1, Block 1, Sports & Recreation Addition to Wichita, Sedgwick County, Kansas; thence South along the East line of said Lot 1 a distance of 75.00 feet for the point of beginning; thence continuing South without deflection 381.94 feet; thence with a deflection angle 89,a57'01" right-West 140.43 feet; thence following the arc of a curve to the left having a radius of 63.00 feet Southwesterly 48.77 feet; thence continuing tangent from said curve 10.21 feet to the Westerly line of said Lot 1; thence with a deflection angle 90,a00'00" right-Northwesterly along the Westerly line of said Lot 1 a distance of 30.00 feet; thence with a deflection angle 90,a00'00" right-Northeasterly 10.21 feet; thence following the arc of a curve to the right having a radius of 93.00 feet Northeasterly 72.00 feet; thence continuing tangent from said curve 95.48 feet; thence following the arc of a curve to the left having a radius of 30.00 feet Northeasterly 47.10 feet; thence continuing tangent from said curve and parallel with the East line of said Lot 1 a distance of 321.98 feet; thence with a deflection angle 90,a00'00" right-East parallel with the North line of said Lot 1 a distance of 15.00 feet to the point of beginning.

Parcel 4:

A non-exclusive easement for the benefit of Parcel 1 as created by the instrument dated October 10, 1994 and recorded November 17,1994 on Film 1489, Page 1019, for the purpose of constructing, maintaining, and repairing a drainage system, over, along, and under the following described tracts of land to-wit: The centerline of a 10 foot drainage easement described as follows:
Beginning at a point on the East line and 15 feet South of the Northeast corner of Lot 1, Block 1, of said Addition; thence West, parallel to and 15 feet South of the North line of said Lot 1, 305 feet; thence Northwesterly to a point on the West line and 5 feet South of the Northwest corner of said Lot 1; AND The centerline of a 10 foot drainage easement described as follows:
Beginning at a point on the East line and 39 feet North of the Southeast corner of Lot 1, Block 1, of said Addition; thence Southwesterly to a point on the West line and 46.03 feet Northwest of the Southwest corner of said Lot 1.

Parcel ID #: 113070210100100A

Common Address: 6959 East 21st Street
                  Wichita, Kansas